TRITON INTERNATIONAL LIMITED 2016 EQUITY INCENTIVE PLAN NOTICE OF RESTRICTED SHARES GRANT Exhibit 10.7

Triton International Limited 2016 Equity Incentive Plan Exhibit to Notice of Restricted Shares Grant with Effective Date of [ ] Performance based compensation criteria for shares grants

TRITON INTERNATIONAL LIMITED AWARD AGREEMENT

TRITON INTERNATIONAL LIMITED
2016 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED SHARES GRANT

You (the "Grantee") have been granted the following number of common restricted shares of Triton International Limited (the "Company"), par value $0.01 per share ("Share"), pursuant to the Triton International Limited 2016 Equity Incentive Plan (the "Plan"):

Name of Grantee: [ ]

Overall Target Shares: [ ]

Number of Shares Subject to Time Vesting Only [ ] plus Minimum Performance Shares [ ]: [ ]

Additional Shares if Target Performance Vesting Met: [ ]

Further Additional Shares if Maximum Performance Vesting Met: [ ]

Effective Date of Grant:	[ ]
Vesting Date:	[ ], subject to earlier vesting pursuant to the terms of the Plan and the attached Award Agreement and subject to meeting performance criteria for those Share grants that are also subject to meeting the performance criteria set forth on the exhibit attached hereto, provided you have not had a Termination of Service on or prior to such date:

Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Plan.

By your signature and the signature of the Company's representative below, you and the Company agree that these shares are granted under and governed by the terms and conditions of this Notice of Restricted Shares Grant, the Plan and the Award Agreement, both of which are attached to and made a part of this document.

GRANTEE:	TRITON INTERNATIONAL LIMITED:
____________________________	By:
	Title:

Triton International Limited
2016 Equity Incentive Plan

Exhibit to Notice of Restricted Shares Grant with Effective Date of [ ]

Performance based compensation criteria for shares grants

The following peer companies will be used for performance-based grants of shares.

[Peer group companies and weightings to be included]

The Total Shareholder Return of each peer company from [ ] to the date of vesting will be calculated.

If the Total Shareholder Return for Triton International Limited from [ ] to the date of vesting is in the lower one-third of the list the minimum number of performance based share grants will vest.

If the Total Shareholder Return for Triton International Limited from [ ] to the date of vesting is in the middle one-third of the list, the target number of performance based share grants will vest.

If the Total Shareholder Return for Triton International Limited from [ ] to the date of vesting is in the upper one-third of the list, the maximum number of performance based share grants will vest.

TRITON INTERNATIONAL LIMITED
AWARD AGREEMENT

SECTION 1. GRANT OF RESTRICTED SHARES.

(a) RESTRICTED SHARES. On the terms and conditions set forth in the Triton International Limited 2016 Equity Incentive Plan (the "Plan"), the Notice of Restricted Shares Grant and this Award Agreement (the "Agreement"), the Company grants to the Grantee on the Effective Date of Grant the number of Shares set forth in the Notice of Restricted Shares Grant (the "Restricted Shares").

(b) PLAN AND DEFINED TERMS. The Restricted Shares are granted pursuant to the Plan, a copy of which the Grantee acknowledges having received. All terms, provisions, and conditions applicable to the Restricted Shares set forth in the Plan and not set forth herein are hereby incorporated by reference herein. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern. All capitalized terms that are used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

SECTION 2. RIGHT TO RESTRICTED SHARES AND DIVIDENDS OR RETURN OF CAPITAL.

(a) Grantee shall not be entitled to the Restricted Shares until such Restricted Shares vest. The Notice of Restricted Shares Grant contains the vesting schedule (the "Vesting Schedule").

(b) All dividends/return of capital distributions on the Restricted Shares shall accrue on the books of the Company for the benefit of Grantee, but shall not be paid to Grantee until the Restricted Shares vest. Within ninety (90) days of vesting of the Restricted Shares all accrued dividends/return of capital distributions shall be paid to Grantee.

(c) The Company shall issue the Restricted Shares in book entry form, registered in the name of the Grantee, with legends, or notations, as applicable, referring to the terms, conditions and restrictions applicable to the Award. Upon the lapse of restrictions relating to any Restricted Shares, the Company shall, remove the notations on any such Restricted Shares issued in book-entry form equal to the number of Restricted Shares with respect to which such restrictions have lapsed.

SECTION 3. TERM AND EXPIRATION.

(a) TERMINATION OF SERVICE.

(a) If the Termination of Service is by the Company for Cause (as defined in the Plan), by a Nonemployee Director or Consultant for any reason, or by an Employee without Good Reason (as defined in the Plan), all previously unexercised Options and SARs may be exercised for a period of three (3) months after the Participant's date of Termination of Service and all unvested Restricted Shares shall be forfeited upon the date of Termination of Service.

(b) If the Participant is an Employee and the Termination of Service is by the Participant for Good Reason (as defined in the Plan), all previously unexercised Options and SARs may be exercised for a period of three (3) months after the Participant's date of Termination of Service and all unvested Restricted Shares shall be forfeited as of the date of Termination of Service.

(c) If the Termination of Service is a result of the Participant's death or being Disabled, all previously unexercised Options and SARs may be exercised for a period of twelve (12) months after the Participant's date of Termination of Service and all unvested Restricted Shares shall vest as of the date of the participant's death or date of Termination of Service if the Participant is Disabled.

(d) If the Company terminates a Nonemployee Director's or Consultant's service for any reason other than the Participant's being disabled, or terminates an Employee's employment for any reason other than Cause (as defined in the Plan) or the Participant's being Disabled, all previously unexercised Options and SARs may be exercised for a period of three (3) months after the participant's date of Termination of Service and all unvested Restricted Shares which were not granted during the year in which such Termination of Service occurs shall vest, except that for unvested Restricted Shares that are also subject to performance vesting conditions, those unvested Restricted Shares shall only vest if the performance vesting conditions are also met. Any Restricted Shares granted during the year of Termination of Service shall be forfeited on the date of Termination of Service.

(b) CHANGE OF CONTROL. Notwithstanding the Vesting Schedule and anything set forth in the Plan to the contrary, if a Change of Control (as defined in the Plan) occurs, and within twenty-four (24) months following the occurrence of such Change in Control, the Grantee experiences a Termination of Service by the Company other than for Cause (as defined in the Plan) or by the Grantee for Good Reason (as defined in the Plan), all unvested Restricted Shares shall automatically vest in full upon the date of such Termination of Service.

SECTION 4. MISCELLANEOUS PROVISIONS.

(a) TAX WITHHOLDING. The Company may make such provisions as are necessary for the withholding of all applicable taxes on the Shares and dividends/return of capital distributions, in accordance with Article 18 of the Plan, as applicable.

(b) RIGHTS AS A SHAREHOLDER. Except for certain rights during the period of restriction as set forth in the Plan, neither the Grantee nor the Grantee's representative shall have any rights as a Shareholder with respect to any Shares subject to the Restricted Shares until the Restricted Shares have vested and Share certificates have been released to the Grantee or representative, as the case may be.

(c) RATIFICATION OF ACTIONS. By accepting this grant of Restricted Shares, the Grantee and each person claiming under or through the Grantee shall be conclusively deemed to have indicated the Grantee's acceptance and ratification of, and consent to, any action taken under the Plan or this Agreement and Notice of Restricted Shares Grant by the Company, the Board, or the Committee.

(d) NOTICE. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided in writing to the Company.

(e) CHOICE OF LAW. This Agreement and the Notice of Restricted Shares Grant shall be governed by, and construed in accordance with, the laws of the state of New York, USA as such laws are applied to contracts entered into and performed in such state, to the extent not preempted by federal law.

(f) COUNTERPARTS. This Agreement may be executed in two or more counterparts (which may be electronic), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g) MODIFICATION OR AMENDMENT. This Agreement may only be modified or amended by written agreement executed by the parties hereto (which may be electronic); provided, however, that the adjustments permitted pursuant to Section 4.3 of the Plan may be made without such written agreement.

(h) SEVERABILITY. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

AWARD SUBJECT TO COMPANY CLAWBACK POLICY. The Restricted Shares shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Companyôs Board of Directors or required by law during the term of Granteeôs employment or other service that is applicable to Grantee.

NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the employ of the Company, a parent or any subsidiary or shall interfere with or restrict in any way the right of the Company, parent or any subsidiary, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without Cause and with or without advance notice.